EXHIBIT 99.(b)

There were no significant changes in Funding’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their most recent evaluation.

PART IV

Item 15. Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

(a)	1. and 2.

See financial statements on pages F-1 through F-5.

(a)	3. Exhibits.

See separate Exhibit Index on pages G-1 through G-3.

(b)	Reports on Form 8-K filed during the fourth quarter of fiscal 2003.

None.

(c)	Management contracts or compensatory plans or arrangements required to be filed as exhibits to this report.

None.

(d)	Other Financial Statement Schedules.

None.

6

Statements of Income	J. C. Penney Funding Corporation
($ in millions)

	2003	2002	2001
For the Year
Interest income from JCPenney	$—	$—	$—

Interest expense	—	—	—

Income before income taxes	—	—	—
Income taxes	—	—	—

Net income	$—	$—	$—

Statements of Reinvested Earnings
($ in millions)
	2003	2002	2001
Balance at beginning of year	$1,093	$1,093	$1,093

Net income	—	—	—

Balance at end of year	$1,093	$1,093	$1,093

See notes to Financial Statements on pages F-4 and F-5.

Balance Sheets	J. C. Penney Funding Corporation
($ in millions except share data)

	2003	2002
Assets
Loans to JCPenney	$1,238	$1,238

Liabilities and Equity held by JCPenney
Liabilities	—	—

Equity held by JCPenney
Common stock (including contributed capital), par value $100 per share:
Authorized, 750,000 shares - issued and outstanding, 500,000 shares	145	145
Reinvested earnings	1,093	1,093

Total Equity held by JCPenney	1,238	1,238

Total Liabilities and Equity held by JCPenney	$1,238	$1,238

See notes to Financial Statements on pages F-4 and F-5.

Statements of Cash Flows	J. C. Penney Funding Corporation
($ in millions)

	2003	2002	2001
Operating Activities
Net income	$—	$—	$—
Decrease in loans to JCPenney	—	—	2
Decrease in amount due to JCPenney	—	—	(2)

	$—	$—	$—

Financing Activities
Decrease in short-term debt	$—	$—	$—

Supplemental Cash Flow Information
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$2

See notes to Financial Statements on pages F-4 and F-5.

Independent Auditors’ Report	J. C. Penney Funding Corporation
To the Board of Directors of
J. C. Penney Funding Corporation:

We have audited the accompanying balance sheets of J. C. Penney Funding Corporation as of January 31, 2004 and January 25, 2003, and the related statements of income, reinvested earnings, and cash flows for each of the years in the three-year period ended January 31, 2004. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J. C. Penney Funding Corporation as of January 31, 2004 and January 25, 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended January 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas

February 26, 2004

Notes to Financial Statements

Nature of Operations

J. C. Penney Funding Corporation (“Funding”) is a wholly owned subsidiary of J. C. Penney Corporation, Inc. (“JCPenney”). The principal business of Funding consists of financing a portion of JCPenney’s operations through loans to JCPenney. To finance its operations, Funding issues commercial paper, which is guaranteed by JCPenney on a subordinated basis, to corporate and institutional investors in the domestic market. Historically, Funding has issued long-term debt in public and private markets in the United States and abroad. In 2001, JCPenney sold the assets of J. C. Penney Direct Marketing Services, Inc. to an unrelated third party. The result of this transaction coupled with JCPenney’s other sources of liquidity eliminated the need for Funding to issue commercial paper for short-term borrowing requirements. Therefore, Funding has not produced any revenue or income. In addition, with Funding’s current credit ratings, it is assumed that Funding would have little or no current access to commercial paper borrowing.

Definition of Fiscal Year

Funding’s fiscal year ends on the last Saturday in January. Fiscal 2003 ended January 31, 2004, fiscal 2002 ended January 25, 2003, and fiscal 2001 ended January 26, 2002. Fiscal 2003 was a 53 week year; all other years presented are 52 weeks.

Commercial Paper Placement

Funding places commercial paper solely through dealers. No commercial paper was issued or outstanding during 2003 or 2002.

Summary Of Accounting Policies

Income Taxes

Funding’s taxable income is included in the consolidated federal income tax return of JCPenney. Income taxes in Funding’s statements of income are computed as if Funding filed a separate federal income tax return.

Use of Estimates

Funding’s financial statements have been prepared in conformity with generally accepted accounting principles.

Loans to JCPenney

Funding and JCPenney are parties to a Loan Agreement which provides for unsecured loans, payable on demand, to be made from time to time by Funding to JCPenney for the general business purposes of JCPenney, subject to the terms and conditions of the Loan Agreement. Under the terms of the Loan Agreement, Funding and JCPenney agree upon a mutually acceptable earnings coverage of Funding’s interest and other fixed charges. The earnings to fixed charges ratio has historically been at least one and one-half times.

Fair Value of Financial Instruments

The fair value of loans to JCPenney at January 31, 2004, and January 25, 2003, approximates the amount reflected on the balance sheets because the loan is payable on demand.

EXHIBIT INDEX

Exhibit

3. (i) Articles of Incorporation

(a	)	Certificate of Incorporation of Funding, effective April 13, 1964 (incorporated by reference to Exhibit 3(a) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 29, 1994*).

(b	)	Certificate of Amendment of Certificate of Incorporation, effective January 1, 1969 (incorporated by reference to Exhibit 3(b) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 29, 1994*).

(c	)	Certificate of Amendment of Certificate of Incorporation, effective August 11, 1987 (incorporated by reference to Exhibit 3(c) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 29, 1994*).

(d	)	Certificate of Amendment of Certificate of Incorporation, effective April 10, 1988 (incorporated by reference to Exhibit 3(d) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 29, 1994*).

    (ii) Bylaws

(a	)	Bylaws of Funding, as amended to May 19, 1995 (incorporated by reference to Exhibit 3(ii) to Funding’s Quarterly Report on Form 10-Q for the 13 and 39 weeks ended October 26, 1996*).

4. Instruments defining the rights of security holders, including indentures

(a	)	Issuing and Paying Agency Agreement dated as of March 16, 1992, between J. C. Penney Funding Corporation and Morgan Guaranty Trust Company of New York (incorporated by reference to Exhibit 4(a) to Funding’s Current Report on Form 8-K, Date of Report - April 3, 1992*).

(b	)	Issuing and Paying Agency Agreement dated as of February 3, 1997, between J. C. Penney Funding Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(b) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 25, 1997*).

(c	)	Guaranty dated as of February 17, 1997, executed by J. C. Penney Company, Inc.(incorporated by reference to Exhibit 4(c) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 25, 1997*).

(d	)	Amendment and Restatement Agreement to Five-Year Revolving Credit Agreement, dated as of November 21, 1997, among J. C. Penney Company, Inc., J. C. Penney Funding Corporation, the Lenders party thereto, Morgan Guaranty Trust Company of New York, as Agent, and Bank of America National Trust and Savings Association, Bankers Trust Company, The Chase

EXHIBIT INDEX

Exhibit

Manhattan Bank, Citibank, N.A., Credit Suisse First Boston, and NationsBank of Texas, N.A., as Managing Agents (incorporated by reference to Exhibit 4(g) to Funding’s Annual Report on Form 10-K for the 53 weeks ended January 31, 1998*).

(e	)	Commercial Paper Dealer Agreement dated March 16, 1992 between J. C. Penney Funding Corporation and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 10(a) to Funding’s Current Report on Form 8-K, Date of Report - April 3, 1992*).

(f	)	Commercial Paper Dealer Agreement dated March 16, 1992 between J. C. Penney Funding Corporation and The First Boston Corporation (incorporated by reference to Exhibit 10(b) to Funding’s Current Report on Form 8-K, Date of Report - April 3, 1992*).

(g	)	Commercial Paper Dealer Agreement dated May 3, 1994 between J. C. Penney Funding Corporation and Merrill Lynch Money Markets Inc. (incorporated by reference to Exhibit 4(g) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 28, 1995*).

(h	)	Commercial Paper Dealer Agreement dated January 25, 1995 between J. C. Penney Funding Corporation and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 4(h) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 28, 1995*).

(i	)	Commercial Paper Dealer Agreement dated February 7, 1997 between J. C. Penney Funding Corporation and Credit Suisse First Boston Corporation (incorporated by reference to Exhibit 4(l) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 25, 1997*).**

Instruments evidencing long-term debt, previously issued but now fully prepaid, have not been filed as exhibits hereto because none of the debt authorized under any such instrument exceeded 10 percent of the total assets of the Registrant. The Registrant agrees to furnish a copy of any of its long-term debt instruments to the Securities and Exchange Commission upon request.

10. Material Contracts

Funding has no compensatory plans or arrangements required to be filed as exhibits to this Report pursuant to Item 14(c) of this Report.

(a	)	Loan Agreement dated as of January 28, 1986 between J. C. Penney Company, Inc. and J. C. Penney Financial Corporation (incorporated by reference to Exhibit 1 to Funding’s Current Report on Form 8-K, Date of Report - January 28, 1986*).

(b	)	Amendment No. 1 to Loan Agreement dated as of January 28, 1986 between J. C. Penney Company, Inc. and J. C. Penney Financial Corporation (incorporated by reference to Exhibit 1 to Funding’s Current Report on Form 8-K, Date of Report - December 31, 1986*).

EXHIBIT INDEX

Exhibit

(c	)	Amendment No. 2 to Loan Agreement dated as of January 28, 1986 between J. C. Penney Company, Inc. and J. C. Penney Funding Corporation (incorporated by reference to Exhibit 10(e) to Funding’s Annual Report on Form 10-K for the 52 weeks ended January 25, 1997*).

23.	Independent Auditors’ Consent

31.1	Certification by Michael P. Dastugue pursuant to 15 U. S. C. 78m (a) or 78o (d), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification by William J. Alcorn pursuant to 15 U. S. C. 78m (a) or 78o (d), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification by Michael P. Dastugue pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification by William J. Alcorn pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.	Additional Exhibits

Excerpt from JCPenney’s 2003 Annual Report to Stockholders.

*	SEC file number 1-4947-1

**	Funding has entered into identical Commercial Paper Dealer Agreements dated February 7, 1997, with each of Merrill Lynch Money Markets Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated, which agreements are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K. Funding agrees to furnish a copy of any of such agreements to the Securities and Exchange Commission upon request.